PURCHASE AND SALE AGREEMENT
(of Oil and Gas Properties and Related Assets)

Seller:	Blugrass Energy Inc.
7609 Ralston Road
Arvada, Colorado 80002

Buyer:	Doral West Corp., a subsidiary of Doral Energy Corp.
415 W. Wall Street, Suite 500
Midland, Texas 79701

            Seller and Buyer, named above, are entering into this Purchase and Sale Agreement (the "Agreement"), as evidence of Seller's agreement to sell, and Buyer's agreement to buy the properties described in and subject to this Agreement.

           In consideration of the mutual covenants, conditions and considerations provided below, Buyer and Seller agree as follows:

1.        The Properties. Seller shall assign and convey to Buyer forty percent (40%) of Seller's interest in and to the following, all of which are collectively referred to in this Agreement as (the "Properties"):

              a.        All of Seller's rights, title and interests (of whatever kind or character, whether legal or equitable, and whether vested or contingent) in and to the oil, gas and other minerals in and under and that may be produced from the lands described in Exhibit "A" including, without limitation, interests in oil, gas and/or mineral leases covering any part of the lands, overriding royalty interests, production payments, and net profits interests in any part of the lands or leases, fee royalty interests, fee mineral interests, and other interests in oil, gas and other minerals in any part of the lands, whether the lands are described in any of the descriptions set out in Exhibit "A" or by reference to another instrument for description, even though the Seller's interests may be incorrectly described in, or omitted from, Exhibit "A";

              b.        All right, title, and interests of Seller in all presently existing and valid oil, gas and/or mineral unitization, pooling, and/or communitization agreements, declarations, and/or orders and the properties covered or included in the units (including, without limitation, units formed under orders, rules, regulations, or other official acts of any federal, state or other authority having jurisdiction, voluntary unitization agreements, designations, and/or declarations, and any "working interest units" (created under operating agreements or otherwise) which relate to any of the Properties described in subparagraph a. above;

              c.        All rights, title and interests of Seller in all presently existing and valid production sales (and sales related) contracts, operating agreements, and other agreements and contracts which relate to any of the Properties described in subparagraphs

a. and b. above, or which relate to the exploration, development, operation, or maintenance of the Properties or the treatment, storage, transportation, or marketing of production from or allocated to the Properties; and,

              d.        All rights, title and interests of Seller in and to all materials, supplies, machinery, equipment, improvements, and other personal property and fixtures (including, but not limited to the Properties, all wells, wellhead equipment, pumping units, flow lines, tanks, buildings, injection facilities, salt water disposal facilities, compression facilities, gathering systems, and other equipment), all easements, rights-of-way, surface leases, and other surface rights, all permits and licenses, and all other appurtenances, used or held for use in connection with or related to the exploration, development, operation, or maintenance of any of the Properties described in subparagraphs a. and b. above, or the treatment, storage, transportation, or marketing of production from or allocated to the Properties.

2.        Consideration. Buyer shall pay to Seller at Closing the sum of $ 10.00 (“Purchase Price”).

            2.1.        Additionally, as consideration and a part of the Purchase Price, Buyer agrees to provide Seller the following:

                            2.1.1.        Buyer shall grant Seller access to proprietary geological and engineering data on Buyer’s oil and gas lease adjacent to the Properties. Buyer has previously expended substantial time and capital in the acquisition of such data.

                            2.1.2        Buyer shall be responsible for compiling all geological and engineering data necessary to prepare the initial independent third-party engineering evaluation and reserve report by Russell K. Hall and Associates of Midland, Texas, within one (1) year of the date of Closing. Buyer shall be responsible for all of the costs of this initial third-party engineering reserve report. The cost of any subsequent third-party engineering reserve reports shall be the responsibility of Buyer and Seller, proportionately.

                            2.1.3.        Buyer will be responsible for all of the preparation and cost associated with acquiring legal Title Opinions on the Properties within six (6) months following Closing. Buyer is aware that Seller acquired its interest via an All Rights, Title and Interest conveyance from Robin Hood LLC, of Hobbs, New Mexico. Costs of any curative work undertaken to clarify, ratify or satisfy any Title Opinion covering the Properties shall be the responsibility of Buyer and Seller, proportionately.

                            2.1.4.        Upon Closing, Buyer will be assigned Operatorship of the Properties by Seller. Buyer and Seller agree to enter into a mutually agreeable Joint Operating Agreement (“JOA”). Under the terms and provisions of such JOA, Buyer, as Operator, shall exempt Seller from paying monthly producing well overhead charges normally payable to Buyer, as Operator, under Exhibit “C”, Section III, Sub-Section 1. A.

(1) under the JOA in the operation of the Properties. This exemption shall extend only to Seller, not to Seller’s successors or assigns.

                            2.1.5. Buyer, as Operator, will obtain all appropriate insurance and bonds in order to comply with State and Federal regulations. Buyer represents that it is currently a registered oil and gas operator within the state of New Mexico and in good standing with New Mexico OCD.

              2.2.        Additionally, and in exchange for the Purchase Price and consideration received by Seller, Seller agrees to provide Buyer the following:

                            2.2.1.        Seller shall be responsible for payment of all expenses attributable to the Properties prior to the Effective Date, and for the first $200,000.00 of costs incurred by the Buyer in the initial start-up well repair jobs, well workovers, and facilities repairs on the Properties following the Effective Date. Buyer and Seller shall both be responsible for payment of their proportionate share of all well repair job, well workover, and facility repair expenses attributable to the Properties over and above the expenditure of this initial $200,000.00 after the Effective Date.

                            2.2.2.        Seller grants to the Buyer a First right of refusal in the event the Seller wishes to dispose it interest. The Buyer has agreed to purchase the remaining interest of the Seller in the event the Seller wishes to sell its remaining interest of 60% for the price of $2,000,000.00 or $40,000.00 per producing net barrel of oil equivalent per day (“BOEPD”), but not less than $2,000,000.00 if the net production rate at the time of the sale is less than or equal to 49.9 BOEPD. The period shall be twenty-four (24) months following Closing and include all of Seller’s interest in the Properties.

3.        Closing. The sale and purchase of the Properties (the "Closing") shall be on October 28, 2009 at Buyer's offices in Midland, Texas, or such other place as Buyer and Seller shall mutually agree. At the date of Closing (the "Closing Date"), Seller shall deliver to Buyer executed instruments of conveyance of the Properties in form similar to those attached as Exhibit "B" and Buyer shall deliver to Seller the Purchase Price provided in Section 2.

4.        Conveyance Effective Date, Proration of Production Expenses and Operation of Properties prior to Closing. The conveyance by Seller shall be effective as of 7 a.m. local time, where the Properties are located, on October 12, 2009 (the "Effective Date"). All production from the Properties and all proceeds from the sale of production prior to the Effective Date shall be the property of Seller.

5.        Taxes. Seller shall be responsible for all taxes relating to the Properties prior to the Effective Date. Buyer shall be responsible for its proportionate share of all taxes (exclusive of federal, state or local income taxes due by Seller) relating to the Property from and after the Effective Date.

6.        Indemnity. Seller shall indemnify and hold Buyer, its directors, officers, employees, and agents harmless from and against any and all liability, liens, demands, judgments, suits, and claims of any kind or character arising out of, in connection with, or resulting from Seller's ownership of the Properties, for all periods prior to the Effective Date. Seller shall remain responsible for all claims relating to the drilling, operating, production, and sale of hydrocarbons from the Properties and the proper accounting and payment to parties for their interests and any retroactive payments, refunds, or penalties to any party or entity, insofar as any claims relate to periods of time prior to the Effective Date.

           Buyer and Seller shall have the right to participate in the defense of any suit in which one of them may be a party without relieving the other party of the obligation to defend the suit.

7.        Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

              7.1.        Organization. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Seller is qualified to do business in and is in good standing under the laws of each state in which the Properties are located.

              7.2.        Authority and Conflicts. Seller has full corporate power and authority to carry on its business as presently conducted, to enter into this Agreement, and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated by this Agreement shall not: (a) violate, conflict with, or require the consent of any person or entity under any provision of Seller's Articles of Incorporation or bylaws or other governing documents; (b) conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice or both would constitute a default) or require any consent, authorization, or approval under any agreement or instrument to which Seller is a party or to which any of the Properties or Seller is bound, except as disclosed in Exhibit "A"; (c) violate any provision of or require any consent, authorization, or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule, or regulation applicable to Seller; or, (d) result in the creation of any lien, charge, or encumbrance on any of the Properties.

              7.3.        Authorization. The execution and delivery of this Agreement has been, and the performance of this Agreement and the transactions contemplated by this Agreement shall be at the time required to be performed, duly and validly authorized by all requisite corporate action on the part of Seller.

              7.4.        Enforceability. This Agreement has been duly executed and delivered on behalf of Seller and constitutes the legal and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, or moratorium statues, equitable principles, or other similar laws affecting the rights of creditors generally ("Equitable Limitations"). At Closing, all documents and instruments required to be executed and delivered by Seller shall be duly executed and delivered and shall constitute legal, valid, enforceable, and binding obligations of Seller, except as enforceability may be limited by Equitable Limitations.

              7.5          Title.

                            7.5.1. Seller has Marketable title to the Property. For the purposes of this Agreement, "Marketable Title" means such title will enable Buyer, as Seller's successor in title, to receive from each of the Properties at least forty percent (40%) of the Seller’s "Net Revenue Interest" for the Wells identified on Exhibit "A" associated with each of the Properties, without reduction, suspension, or termination throughout the productive life of the Wells, except for any reduction, suspension, or termination: (a) caused by Buyer, any of its affiliates successors in title or assigns; (b) caused by orders of the appropriate regulatory agency having jurisdiction over a Property that are promulgated after the Effective Date and that concern pooling, unitization, communitization, or spacing matters affecting a Property; (c) caused by any Contract containing a sliding-scale royalty clause or other similar clause with respect to a production burden associated with a particular Property. "Marketable Title" also means title as will obligate Buyer, as Seller's successor in title, to bear no greater "Working Interest" than the forty percent (40%) of Seller’s Working Interest for each of the Wells as identified on Exhibit "A" as being associated with each of the Properties, without increase throughout the productive life of the Wells, except for any increase: (a) caused by Buyer, any of its affiliates, successors in title or assigns; (b) that also results in the Net Revenue Interest associated with the Well being proportionately increased; (c) caused by contribution requirements provided for under provisions similar to those contained in A.A.P.L. Form 610-1989 Model Form Operating Agreement; (d) caused by orders of the appropriate regulatory agency having jurisdiction over a Property that are promulgated after the Effective Date and that concern pooling, unitization, communitization, or spacing matters affecting a particular Property. "Marketable Title" means the Properties are free and clear of all encumbrances, liens, claims, easements, rights, agreements, instruments, obligations, burdens, or defects (collectively the "Liens"), except for Permitted Encumbrances.

                            7.5.2. For the purposes of this Agreement, "Permitted Encumbrances" means: (a) liens for taxes not yet delinquent; (b) lessor's royalties, overriding royalties, reversionary interests, and similar burdens that do not operate to reduce the Net Revenue Interest of Seller in any of the Properties to less than the amount set forth on Exhibit "A"; (c) any contracts and agreements, as disclosed herein or attached hereto, which do not operate to increase the Working Interest of Seller or decrease the Net Revenue Interest of Seller, as set forth on Exhibit "A," for any of the Properties; (d) Seller’s obligation of $450,000.00 to Robin Hood LLC incurred in the acquisition of the Properties.

                                          7.5.2.1. Seller warrants that it has sufficient funds to satisfy the obligations set forth in the Purchase and Sale Agreement (“Robin Hood PSA”) between itself and Robin Hood LLC covering the Properties. A copy of the executed Robin Hood PSA is attached hereto as Exhibit “C.” Should Seller discover or realize that it can not fulfill any payment obligation set forth in the Robin Hood PSA, Seller shall notify Buyer not later than fifteen (15) days prior to the date upon which the obligation is due. Should Seller be unable or unwilling to make any installment payment under the terms of the Robin Hood PSA, Buyer may, at its option, make such installment payment under the terms of the Robin Hood PSA. Should Buyer pay an installment under the Robin Hood PSA in place of Seller, Seller shall execute and present to Buyer an effective and recordable Assignment of fifteen percent (15%) of Seller’s interests in the Properties to Buyer. Each and every payment of Buyer to Robin Hood LLC under the terms of the Robin Hood PSA shall obligate Seller to execute an effective and recordable Assignment of fifteen percent (15%) of Seller’s interests in the Properties to Buyer.

                            7.5.3. Seller has good and defensible title, subject to the Permitted Encumbrances, to all of the Properties.

              7.6.        Transferability of Existing Contracts. Seller covenants and agrees that all contracts, agreements, undertakings (whether written or oral), and instruments that are necessary, convenient or beneficial for the operation of the Properties, constitute a part of the Properties and shall be transferred to Buyer, as Operator, upon Closing.

              7.7        Litigation and Claims. No claim, demand, filing, cause of action, administrative proceeding, lawsuit, or other litigation is pending, or to the best knowledge of Seller, threatened, that could now or later adversely affect the ownership or operation of any of the Properties, other than proceedings relating to the industry generally and to which Seller is not a named party. No written or oral notice from any governmental agency or any other person has been received by Seller: (a) claiming any violation or repudiation of all or any part of the Properties or any violation of any law or any environmental, conservation or other ordinance, code, rule or regulation; or, (b) require or calling attention to the need for any work, repairs, construction, alterations, or installations on or in connection with the Properties, with which Seller has not complied.

              7.8.        Approvals and Preferential Rights. All consents and approvals necessary to effectuate a complete transfer of the Properties under this Agreement, without any material adverse effect to the Properties, have been obtained by Seller prior to Closing. Should Seller fail to obtain all necessary consents and approvals, Seller shall make a complete and accurate list of all approvals required to be obtained by Seller for the assignment of the Properties to Buyer and attach such list to this Agreement as an Exhibit. No preferential purchase rights that, except those granted by Seller to Buyer, affect the Properties.

              7.9.        Operation of Properties by Seller Prior to Closing and Compliance with Law and Permits. Seller warrants that the Properties have been, and will be, operated in the normal course of business and consistent with industry standards and the practices of previous operators for all periods of time up to and including Closing. The Properties have been operated in compliance with the provision and requirements of the applicable oil and gas leases, and all laws, orders, regulations, rules, and ordinances issued or promulgated by all governmental authorities having jurisdiction with respect to the Properties. All necessary governmental certificates, consents, permits, licenses, or other authorizations with regard to the ownership or operation of the Properties have been obtained and no violations exist or have been recorded in respect of such licenses, permits or authorizations. None of the documents and materials filed with or furnished to any governmental authority with respect to the Properties contains any untrue statement of a material fact or omits any statement of a material fact necessary to make the statement not misleading.

              7.10. Status of Contracts. All of the Contracts and other obligations of Seller relating to the Properties are in full force and effect. To the knowledge of Seller, no other party to the Contracts is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any of its obligations to the extent that any breaches or defaults have an adverse impact on any of the Properties; has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind, or procure a judicial reformation of any Contract; and, Seller does not anticipate any other party to a Contract will be in breach of or default under or repudiate any of its obligations to the extent such breach or default will have an adverse impact on any of the Properties.

              7.11. Production Burdens, Taxes, Expenses and Revenues. All rentals, royalties, excess royalty, overriding royalty interests, and other payments due under or with respect to the Properties have been properly and timely paid. All ad valorem, property, production, severance, and other taxes based on or measured by the ownership of the Properties or the production from the Properties have been properly and timely paid. All expenses payable under the terms of the contracts in force have been properly and timely paid except for expenses currently paid, prior to delinquency, in the ordinary course of business. All proceeds from the sale of production are being properly and timely paid to Seller by the purchasers of production, without suspense.

              7.12. Pricing. The prices being received for production do not violate any contract, law or regulation. Where applicable, all of the wells and production from the wells have been properly classified under appropriate governmental regulations.

              7.13. Production Balances. No purchasers under any production sales contracts are entitled to "makeup" or otherwise receive deliveries of oil or gas at any time after the Effective Date without paying, at such time, the full contract price for oil or gas. No person is entitled to receive any portion of the interest of Seller in any oil or gas, or to receive cash or other payments to "balance" any disproportionate allocation of oil or gas under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement, or other similar agreements.

              7.14. Adverse Changes. Since October 15, 2009 the Properties, viewed as a whole, have not experienced any material reduction in the rate of production, other than changes in the ordinary course of operations, changes that result from depletion in the ordinary course of operations, and changes that result from variances in markets for oil and gas production. None of the Properties have suffered any material destruction, damage or loss.

              7.15. Well Status. There are no Wells located on the Properties that: (a) Seller is currently obligated by law or contract to plug and abandon; (b) Seller will not be obligated by law or contract to plug or abandon with the lapse of time or notice or both because the Well is not currently capable of producing in commercial quantities; (c) are subject to exceptions to a requirement to plug and abandon issued by a regulatory authority having jurisdiction over the Properties; or, (d) to the best knowledge of Seller, have been plugged and abandoned but have not been plugged in accordance with all applicable requirements of each regulatory authority having jurisdiction over the Properties.

            7.16 Future Plugging Obligation of Seller. Any Well located on the Property ordered to be plugged by law, rule, regulation, agreement, order or contract within six (6) months of the Effective Date of this Agreement shall be properly plugged by Seller at Seller’s sole cost and expense. Any wells plugged by Seller following the Effective date of this Agreement will be properly plugged in accordance with all applicable requirements of each regulatory authority having jurisdiction over the Properties.

              7.17. Equipment. The equipment constituting a part of the Properties is in good repair, working order, and operating condition, and is adequate for the operation of the Properties.

              7.18. Current Commitments. Seller represents that there are no (a) authorizations for expenditure ("AFEs") and other oral or written commitments to drill or rework wells on the Properties or for capital expenditures pursuant to any contracts, that have been proposed by any person on or after the Effective Date, whether or not accepted by Seller or any other person; and, (b) all AFEs and oral or written commitments to drill or rework wells or for other capital expenditures pursuant to any contracts, for which all of the activities anticipated in AFEs or commitments have not been completed by the date of this Agreement.

              7.19. Accuracy of Representation. No representation or warranty by Seller in this Agreement or any agreement or document delivered by Seller pursuant to this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in any representation or warranty, in light of the circumstances under which it was made, not misleading. There is no fact known to Seller that materially and adversely affects, or may materially and adversely affect the operation, prospects or condition of any portion of the Properties that has not been identified in this Agreement.

8.           Representations by Buyer. Buyer represents to Seller that the following statements are true and correct:

              a.        Organization. Buyer is a Nevada corporation duly organized, in good standing, and qualified to carry on its business in each state in which the Properties are located, and has the power and authority to carry on its business as presently conducted, to own and hold the Properties, and to perform all obligations required by this Agreement.

              b.        Authority. Pursuant to its bylaws and certificate of incorporation, Buyer has the power and authority to acquire, own, and hold the Properties and to perform the obligations required by this Agreement.

9.          Title and Other Examinations and Curative.

              a.        Prior to Closing, Buyer may, at its option, examine title to the Properties at its own expense. However, Seller shall make available to Buyer all of Seller's title opinions, certificates of title, abstracts of title, title data, records and files relating to the Properties (including without limitation all well files and well logs) and information relating to the Properties as soon as possible after the execution of this Agreement. In the event title to the Properties is not satisfactory, or if the Properties are otherwise not as represented, Buyer may, at its option, either terminate this Agreement at any time on or before Closing, or reduce the Purchase Price by an amount agreeable to both parties. Seller shall promptly furnish Buyer a copy of all gas contracts, gas transportation and treating agreements, operating agreements and all amendments to each, and provide a schedule showing the status of any gas balancing, take or pay, or other similar arrangements.

              b.        If Buyer's review and appraisal of the data, contracts and agreements reflects such data, contracts, or agreements are materially different, and that such difference results in a material difference in the value of the Properties, from those assumed by Buyer at the time of its October 15, 2009 offer, Buyer shall have the option to either terminate this Agreement without penalty or request renegotiations of the Purchase Price to reflect the adverse changes. Except for title matters, Buyer must exercise this option, if applicable, on or before April 30, 2010, or any material differences shall be deemed waived, but without prejudice to Buyer's other rights under this Agreement.

10.        Conditions. The consummation of the sale and purchase contemplated by this Agreement will be subject to the following conditions:

              a.        The representations and warranties by Seller set forth in Section 7 shall be true and correct in all material respects as of the date when made and as of the Closing.

              b.        There shall have been no material adverse change in the condition of the Properties except depletion through normal production within authorized allowables and rates of production, depreciation of equipment through ordinary wear and tear, and other transactions permitted under this Agreement or approved in writing by Buyer between the date of this Agreement and Closing.

              c.        All requirements made by Buyer with regard to title to the Properties shall have been fully satisfied or waived by Buyer. All consents, approvals and authorizations of assignments, and waivers of preferential rights to purchase required by Buyer shall have been submitted to and approved by Buyer.

              d.        Seller and Buyer understand and agree that if: (1) title to the Properties is not satisfactory to Buyer; (2) Seller's actual interests in the Properties is different than as represented by Seller and the difference causes a diminution in Seller's net revenue interest which Seller represents to own; (3) contracts, claims or litigation to which Buyer takes exception are material; or, (4) Seller fails to comply with any of the conditions set forth in this Agreement; Buyer may, at its option, either terminate this Agreement at any time on or before Closing, or reduce the Purchase Price by an amount agreeable to both parties. However, any reduction in Seller's net revenue interests below that which is represented in Exhibit "A" shall result in an automatic reduction in the Purchase Price commensurate with the reduction in such net revenue interest.

              e.        The parties shall have performed or complied with all agreements and covenants required by this Agreement of which performance or compliance is required prior to or at Closing.

              f.        All legal matters in connection with and the consummation of the transactions contemplated by this Agreement shall be approved by counsel for Buyer and there shall have been furnished by Seller such records and information as Buyer's counsel may reasonably request for that purpose.

              g.        Notwithstanding anything to the contrary in this Agreement, at Buyer's option, Buyer shall have the unilateral right to terminate this Agreement if Buyer determines it does not have the rights to obtain and maintain the rights to be Operator of the Properties pursuant to existing Operating Agreements at Closing. Operations shall be transferred from Seller to Buyer at Closing via the execution of a mutually agreeable Joint Operating Agreement.

11.        Transfer, Documentary Taxes, and Commission, Brokerage Fees. Seller shall pay and bear all documentary or transfer taxes resulting from this transaction. No commission or brokerage fees will be paid by Buyer in connection with this transaction. Seller will indemnify and hold Buyer harmless from any claims of brokers or finders acting, or claiming to have acted, on behalf of Seller.

12.        Employment and Non-Compete Agreements. Buyer shall not require Seller or key employees of Seller, if any, to execute employment agreements and/or non-compete agreements.

13.        Expenses. Seller and Buyer shall each pay their respective expenses incident to the preparation of this Agreement and the transaction contemplated herein.

14.        Further Assurances, Intent. It is Seller's intent to convey to Buyer forty percent (40%) of Seller's interests, legal, beneficial, or equitable in the Properties. Seller agrees to execute and deliver to Buyer all instruments, conveyances, and other documents and to do such other acts not inconsistent with this Agreement as may be necessary or advisable to carry out Seller's intent.

15.        Notices. At notices and communications required or permitted under this Agreement shall be in writing, delivered to or sent by U.S. Mail or Express Delivery, postage prepaid, or by prepaid telegram, or facsimile addressed as follows:

Seller:	Blugrass Energy Inc.
7609 Ralston Road
Arvada, Colorado 80002

Buyer:	Doral West Corp.
415 W. Wall Street, Suite 500
Midland, Texas 79701

16.        Parties in Interest. This Agreement shall inure to the benefit of and be binding upon Seller and Buyer and their respective successors and assigns. However, no assignment by any party shall relieve any party of any duties or obligations under this Agreement.

17.        Complete Agreement. This Agreement constitutes the complete agreement between the parties regarding the purchase and sale of the Properties. Where applicable, all of the terms of this Agreement shall survive the Closing.

18.        Survival. All representatives and warranties in this Agreement shall be deemed conditions to the Closing. The representatives and warranties recited in Section 7. shall not survive the Closing except for: (Identify those Representations and Warranties that will Survive Closing.) All other terms of Agreement shall survive the Closing, including, but not limited to, the indemnification and hold harmless provisions contained in Section 6.

19.        Termination. Should either party terminate this Agreement pursuant to a right granted in this Agreement to do so, the termination shall be without liability to the other party, and the nonterminating party shall have no liability to the terminating party.

Signature Page

EXECUTED and dated 10/28/09.

Seller: Blugrass Energy, Inc.

By:         /s/ Ken Berscht
           _________________________________
           Ken Berscht, Chief Executive Officer

EXECUTED and dated 10/28/09.

Buyer: Doral Energy Corp on behalf of Doral West Corp.

By:        /s/ Everett Willard Gray II
           _________________________________
           Everett Willard Gray II, Vice-Chairman
                   And Chief Executive Officer
                          Doral Energy Corp

EXHIBIT "A"
TO
PURCHASE AND SALE AGREEMENT

It is the express intent of Seller to convey to Buyer forty percent (40%) of Seller’s right, title and interest in and to the Properties, as defined in Paragraph 1. of the Purchase and Sale Agreement, including but not limited to the described lands (A-1), working and net revenue interests (A-2), and wells (A-3).

Exhibit “A-1”

All of Seller’s interest in Properties, , Mexico defined in the Purchase and Sale Agreement, located in Eddy County, New including but not limited to the following lands:

Section 33, Township 16 South, Range 29 East;
Section 3, Township 17 South, Range 29 East;
Section 4, Township 17 South, Range 29 East;
Section 5, Township 17 South, Range 29 East;
Section 7, Township 17 South, Range 29 East;
Section 8, Township 17 South, Range 29 East; and,
Section 9, Township 17 South, Range 29 East.

Exhibit “A-2”

Schedule of Working Interests and Net Revenue Interests:

PROPERTIES OF SELLER: ROBINHOOD L.L.C.

SCHEDULE OF SELLER'S WORKING & NET REVENUE INTERESTS
IN THE CAVE POOL UNIT and ASSOCIATED LEASES

OPERATED AS: 14070 MARKS AND GARNER PRODUCTION LTD CO

Lease Name	Location		Working Interest	Net Revenue Interest
	County	Sec-Twp-Rnge		Oil	Gas
CAVE POOL UNIT	Eddy	04-17S-29E	100.000%	57.000%	57.000%
		05-17S-29E	ORRI	10.000%	10.000%
		08-17S-29E		67.000%	67.000%
		33-16S-29E

CAVE STATE	Eddy	04-17S-29E	100.000%	N/A	70.000%
		05-17S-29E

DIAMOND STATE	Eddy	04-17S-29E	100.000%	70.000%	82.500%

HODGES FEDERAL	Eddy	05-17S-29E

LEVERS	Eddy	33-16S-29E	100.000%	N/A	68.500%

LEVERS FEDERAL	Eddy	33-16S-29E	100.000%	70.000%	70.000%

RED STATE	Eddy	04-17S-29E	100.000%	75.500%	75.500%

RED TWELVE FEDERAL	Eddy	33-16S-29E	100.000%	65.000%	75.000%

RED TWELVE LEVERS FEDERAL	Eddy	33-16S-29E

RED TWELVE STATE
Red Twelve State #001	Eddy	N-04-17S-29E	100.000%	N/A	70.000%
Red Twelve State #002	Eddy	H-04-17S-29E	100.000%	N/A	63.000%
Red Twelve State #003	Eddy	I-05-17S-29E	100.000%	N/A	63.000%

STATE	Eddy	04-17S-29E	100.000%	70.000%	70.000%
Average NRI for Leases = 73%

Exhibit “A-3”

Schedule of Wells:

WELL LIST OF SELLER: ROBINHOOD L.L.C.

OPERATED AS: 14070 MARKS AND GARNER PRODUCTION LTD CO
Source: NM OCD - October 11, 2009

	Property No.	Lease Name	Well Name	LOCATION		API No.	Well Type	OCD Pool		Last
				County	UL - Sec - Twp - Rnge			No.	Zones	Prod/Inj
1	16230	CAVE POOL UNIT	CAVE POOL UNIT #001	Eddy	O - 33 - 16S - 29E	30-015- 02784	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
2			CAVE POOL UNIT #010	Eddy	G - 5 - 17S - 29E	30-015- 00993	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
3			CAVE POOL UNIT #012	Eddy	E - 4 - 17S - 29E	30-015- 02880	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
4			CAVE POOL UNIT #019	Eddy	K - 4 - 17S - 29E	30-015- 02886	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
5			CAVE POOL UNIT #023	Eddy	K - 5 - 17S - 29E	30-015- 02902	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
6			CAVE POOL UNIT #026	Eddy	O - 5 - 17S - 29E	30-015- 02904	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
7			CAVE POOL UNIT #027	Eddy	P - 5 - 17S - 29E	30-015- 02897	P&A			Nov-05
8			CAVE POOL UNIT #028	Eddy	M - 4 - 17S - 29E	30-015- 02887	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
9			CAVE POOL UNIT #030	Eddy	O - 4 - 17S - 29E	30-015- 02891	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
10			CAVE POOL UNIT #035	Eddy	A - 8 - 17S - 29E	30-015- 02914	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
11			CAVE POOL UNIT #036	Eddy	B - 8 - 17S - 29E	30-015- 02915	P&A			Nov-05
12			CAVE POOL UNIT #041	Eddy	E - 8 - 17S - 29E	30-015- 02926	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	Aug-07
13			CAVE POOL UNIT #051	Eddy	L - 5 - 17S - 29E	30-015- 02903	I	28509	GRAYBURG JACKSON;SR- Q-G-SA	Aug-07
14			CAVE POOL UNIT #052	Eddy	M - 5 - 17S - 29E	30-015- 02909	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
15			CAVE POOL UNIT #059	Eddy	J - 5 - 17S - 29E	30-015- 24723	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09

16			CAVE POOL UNIT #062	Eddy	P - 5 - 17S - 29E	30-015- 24761	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
17	16248	CAVE STATE	CAVE STATE #001	Eddy	D - 4 - 17S - 29E	30-015- 24672	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	Jul-08
18			CAVE STATE #002	Eddy	H - 5 - 17S - 29E	30-015- 24714	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	Jul-08
19			CAVE STATE #003	Eddy	E - 4 - 17S - 29E	30-015- 24743	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	Jul-08
20			CAVE STATE #004	Eddy	F - 4 - 17S - 29E	30-015- 24742	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	Jul-08
21			CAVE STATE #005	Eddy	C - 4 - 17S - 29E	30-015- 24741	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	Jul-08
22	16249	DIAMOND STATE	DIAMOND STATE #001	Eddy	O - 4 - 17S - 29E	30-015- 24759	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
23			DIAMOND STATE #002	Eddy	M - 4 - 17S - 29E	30-015- 24760	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
24	16253	HODGES FEDERAL	HODGES FEDERAL #002	Eddy	A - 5 - 17S - 29E	30-015- 02898	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
25	16255	LEVERS	LEVERS #003Y	Eddy	N - 33 - 16S - 29E	30-015- 02787	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
26			LEVERS #005	Eddy	M - 33 - 16S - 29E	30-015- 22443	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
27			LEVERS #006	Eddy	L - 33 - 16S - 29E	30-015- 23032	G	28509	GRAYBURG JACKSON;SR- Q-G-SA	Jul-08

28	16254	LEVERS FEDERAL	LEVERS FEDERAL #007	Eddy	J - 33 - 16S - 29E	30-015- 25091	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	Jul-08
29	16250	RED STATE	RED STATE #001	Eddy	B - 4 - 17S - 29E	30-015- 24855	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
30			RED STATE #002	Eddy	G - 4 - 17S - 29E	30-015- 24896	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
31	16219	RED TWELVE FEDERAL	RED TWELVE FEDERAL #001	Eddy	O - 33 - 16S - 29E	30-015- 25058	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
32			RED TWELVE FEDERAL #002	Eddy	P - 33 - 16S - 29E	30-015- 25059	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	Jul-08
33	16268	RED TWELVE LEVERS FEDERAL	RED TWELVE LEVERS FED #008Q	Eddy	I - 33 - 16S - 29E	30-015- 25090	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	Jun-05
34			RED TWELVE LEVERS FED #012	Eddy	D - 33 - 16S - 29E	30-015- 25152	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	Nov-04
35	16256	RED TWELVE STATE	RED TWELVE STATE #001	Eddy	N - 4 - 17S - 29E	30-015- 24962	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09
36			RED TWELVE STATE #002	Eddy	H - 4 - 17S - 29E	30-015- 24966	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	Sep-07
37			RED TWELVE STATE #003	Eddy	I - 5 - 17S - 29E	30-015- 24989	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	Jul-08
38			RED TWELVE STATE #004	Eddy	O - 5 - 17S - 29E	30-015- 24991	S	96121	SWD;SAN ANDRES	Apr-09
39			RED TWELVE STATE #006	Eddy	K - 5 - 17S - 29E	30-015- 25055	O			Aug-01
40	16251	STATE	STATE #001	Eddy	D - 4 - 17S - 29E	30-015- 02888	O			May-01
41			STATE #002	Eddy	C - 4 - 17S - 29E	30-015- 02889	O	28509	GRAYBURG JACKSON;SR- Q-G-SA	May-09

EXHIBIT “B”
TO PURCHASE AND SALE AGREEMENT

ASSIGNMENT AND BILL OF SALE
(Of all Assignor's Interest in Multiple Producing Leases)

State:	New Mexico
County:	Eddy
Assignor:	Blugrass Energy Inc., 7609 Ralston Road Arvada, Colorado 80002
Assignee:	Doral West Corp., 415 W. Wall Street, Suite 500, Midland, Texas
79701

Effective Date: October 12, 2009

          For adequate consideration, Assignor, named above, assigns, sells and conveys to Assignee, named above, forty percent (40%) of Assignor's rights, title, and interests in the Oil and Gas Leases (the "Leases") and lands (the "Lands") described in Exhibit "A" to this Assignment, together with all of Assignor's rights, title, and interests in all wells located on the Lands. Exhibit "A" is incorporated into this Assignment for all purposes. It is the Assignor's intent to assign Assignee forty percent (40%) of all of Assignor's interests in the Leases and Lands, whether or not such interests, Leases, and Lands are accurately described in Exhibit "A," including forty percent (40%) of Assignor's rights and interests in the following, all of which are referred to in this Assignment collectively as the "Properties":

1.        Assignor's leasehold interests in oil, gas, and other minerals, including working interests, carried working interests, net profits interests, rights of assignment and reassignment, and all other rights and interests in the Leases.

2.        All fee interests in oil, gas, and other minerals, including rights under mineral deeds, conveyances, options, and assignments.

3.        All royalty interests, overriding royalty interests, production payments, rights to take royalties in kind, and all other interests in and/or payable out of production of oil, gas, and other minerals.

4.        All rights and interests in or derived from unit agreements, orders and decisions of state and federal regulatory authorities establishing units, joint operating agreements, enhanced recovery agreements, waterflood agreements, farmout and farmin agreements, options, drilling agreements, unitization, pooling and communitization agreements, oil and/or gas sales agreements, processing agreements, gas gathering and transmission agreements, gas balancing agreements, salt water disposal and injection agreements, assignments of operating rights, subleases, and any and all other agreements to the extent they pertain to the Leases, Lands, and the wells located on the Leases.

5.        All rights of way, easements, surface fees, surface leases, servitudes and franchises insofar as they pertain to the Leases and the wells located on the Leases.

6.        All permits and licenses of any nature, owned, held, or operated by Assignor in connection with the Leases, Lands and the wells located on the Leases.

7.        All producing, nonproducing, and shut-in oil and gas wells, salt water disposal wells, water wells, injection wells, and all other wells on or attributable to the Leases, whether or not identified in the Exhibit to this Assignment.

8.        All pumping units, pumps, casing, rods, tubing, wellhead equipment, separators, heater treaters, tanks, pipelines, gathering lines, flow lines, valves, fittings and all other surface and downhole equipment, fixtures, related inventory, gathering and treating facilities, personal property and equipment used in connection with the Leases and the wells located on the Leases and all other interests described above.

          This Assignment is made by Assignor and accepted by Assignee with warranty of title by, through, and under Assignor and not otherwise. It shall be deemed effective, for all purposes, as of the Effective Date stated above.

Assignor: Blugrass Energy, Inc.

By:_________________________________
      Ken Bertsch, Chief Executive Officer

Attested By:_________________________
Title:_______________________________

(Affix Corporate Seal or statement that corporation has no seal)

Assignee: Doral West Corp.

By:_________________________________
      Everett Willard Gray II, Vice-Chairman
      And Chief Executive Officer

Attested By:_________________________
Title:_______________________________

(Affix Corporate Seal or statement that corporation has no seal)

STATE OF TEXAS	§
COUNTY OF MIDLAND	§

          This instrument was acknowledged before me on _____________________ by Ken Berscht, Chief Executive Officer of Blugrass Energy, Inc., a Nevada corporation, on behalf of said corporation.

____________________________________
Notary Public in and for the State of Texas

Printed Name:_________________________

Commission Expires: ____________________

STATE OF TEXAS	§
COUNTY OF MIDLAND	§

          This instrument was acknowledged before me on _____________________ by Everett Willard Gray II, Vice-Chairman and Chief Executive Officer of Doral West Corp., a Nevada corporation, on behalf of said corporation.

____________________________________
Notary Public in and for the State of Texas

Printed Name:_________________________

Commission Expires: ____________________

EXHIBIT "A"
TO
ASSIGNMENT AND BILL OF SALE

          Assignor hereby conveys to Assignee forty percent (40%) of its interest in and to the following:

Lands:

Assignor’s interest in lands located in Eddy County, New Mexico, including but not limited to the following lands:

Section 33, Township 16 South, Range 29 East;
Section 3, Township 17 South, Range 29 East;
Section 4, Township 17 South, Range 29 East;
Section 5, Township 17 South, Range 29 East;
Section 7, Township 17 South, Range 29 East;
Section 8, Township 17 South, Range 29 East; and,
Section 9, Township 17 South, Range 29 East.

Leases:

Federal Lease LC-058594 C, December 30, 1939;
Federal Lease LC-068960, dated July 1, 1949;
Federal Lease NM-011331, dated June 1, 1953;
Federal Lease LC-028480 B, dated November 3, 1933;
State Lease B-7071, dated June 10, 1937;
State Lease B-7596, dated May 10, 1938;
State Lease B-11662, dated December 1, 1944;
State Lease 8569, dated March 11, 1940;
State Lease E-134, dated February 10, 1945;
State Lease E-741, dated February 11, 1946;
State Lease E-950, dated August 10, 1946;
State Lease E-4200, dated September 11, 1950;
State Lease E-6353, dated July 10, 1952;
State Lease E-7639, dated December 15, 1953;
State Lease E-10163, dated June 19, 1956;
Federal Lease LC-037777A; and,
Federal Lease LC-58594A.

	Property No.	Lease Name	Well Name	LOCATION
				County	UL - Sec - Twp - Rnge
1	16230	CAVE POOL UNIT	CAVE POOL UNIT #001	Eddy	O - 33 - 16S - 29E
2			CAVE POOL UNIT #010	Eddy	G - 5 - 17S - 29E
3			CAVE POOL UNIT #012	Eddy	E - 4 - 17S - 29E
4			CAVE POOL UNIT #019	Eddy	K - 4 - 17S - 29E
5			CAVE POOL UNIT #023	Eddy	K - 5 - 17S - 29E
6			CAVE POOL UNIT #026	Eddy	O - 5 - 17S - 29E
7			CAVE POOL UNIT #027	Eddy	P - 5 - 17S - 29E
8			CAVE POOL UNIT #028	Eddy	M - 4 - 17S - 29E
9			CAVE POOL UNIT #030	Eddy	O - 4 - 17S - 29E
10			CAVE POOL UNIT #035	Eddy	A - 8 - 17S - 29E
11			CAVE POOL UNIT #036	Eddy	B - 8 - 17S - 29E
12			CAVE POOL UNIT #041	Eddy	E - 8 - 17S - 29E
13			CAVE POOL UNIT #051	Eddy	L - 5 - 17S - 29E
14			CAVE POOL UNIT #052	Eddy	M - 5 - 17S - 29E
15			CAVE POOL UNIT #059	Eddy	J - 5 - 17S - 29E
16			CAVE POOL UNIT #062	Eddy	P - 5 - 17S - 29E
17	16248	CAVE STATE	CAVE STATE #001	Eddy	D - 4 - 17S - 29E
18			CAVE STATE #002	Eddy	H - 5 - 17S - 29E
19			CAVE STATE #003	Eddy	E - 4 - 17S - 29E
20			CAVE STATE #004	Eddy	F - 4 - 17S - 29E
21			CAVE STATE #005	Eddy	C - 4 - 17S - 29E

22	16249	DIAMOND STATE	DIAMOND STATE #001	Eddy	O - 4 - 17S - 29E
23			DIAMOND STATE #002	Eddy	M - 4 - 17S - 29E
24	16253	HODGES FEDERAL	HODGES FEDERAL #002	Eddy	A - 5 - 17S - 29E
25	16255	LEVERS	LEVERS #003Y	Eddy	N - 33 - 16S - 29E
26			LEVERS #005	Eddy	M - 33 - 16S - 29E
27			LEVERS #006	Eddy	L - 33 - 16S - 29E
28	16254	LEVERS FEDERAL	LEVERS FEDERAL #007	Eddy	J - 33 - 16S - 29E
29	16250	RED STATE	RED STATE #001	Eddy	B - 4 - 17S - 29E
30			RED STATE #002	Eddy	G - 4 - 17S - 29E
31	16219	RED TWELVE FEDERAL	RED TWELVE FEDERAL #001	Eddy	O - 33 - 16S - 29E
32			RED TWELVE FEDERAL #002	Eddy	P - 33 - 16S - 29E
33	16268	RED TWELVE LEVERS FEDERAL	RED TWELVE LEVERS FED #008Q	Eddy	I - 33 - 16S - 29E
34			RED TWELVE LEVERS FED #012	Eddy	D - 33 - 16S - 29E
35	16256	RED TWELVE STATE	RED TWELVE STATE #001	Eddy	N - 4 - 17S - 29E
36			RED TWELVE STATE #002	Eddy	H - 4 - 17S - 29E
37			RED TWELVE STATE #003	Eddy	I - 5 - 17S - 29E
38			RED TWELVE STATE #004	Eddy	O - 5 - 17S - 29E
39			RED TWELVE STATE #006	Eddy	K - 5 - 17S - 29E
40	16251	STATE	STATE #001	Eddy	D - 4 - 17S - 29E
41			STATE #002	Eddy	C - 4 - 17S - 29E

EXHIBIT “C”
TO PURCHASE AND SALE AGREEMENT

Attach an executed copy of the Robin Hood LLC to Blugrass Energy Inc. Purchase and Sale Agreement (with Exhibits).